SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

[X]  Preliminary Information Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[ ]  Definitive Information Statement

                     COOKIE CUP INTERNATIONAL
         (Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[ ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1)    Title of each class of securities to which transaction applies:  N/A.

2)     Aggregate number of securities to which transaction applies:  N/A.

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): N/A.

4)     Proposed maximum aggregate value of transaction:  N/A.

5)     Total fee paid:  N/A.

[ ]   Fee paid previously with preliminary materials.

[ ]   Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration number, or the Form or Schedule and the date of its filing.

          1)   Amount Previously Paid:  $0.

          2)   Form, Schedule or Registration Statement No.:  N/A

          3)   Filing Party:  N/A

          4)   Date Filed:  N/A

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                     COOKIE CUP INTERNATIONAL

                      3255 South 8820 West
                       Magna, Utah 84044
                         (801) 250-3433

                      INFORMATION STATEMENT

          WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
                  REQUESTED NOT TO SEND A PROXY



                           INTRODUCTION

          This Information Statement is being furnished to stockholders in connection with resolutions providing for amendments to the Articles of Incorporation as follows, to-wit:

               1. Effect a reverse split of its outstanding voting securities on a basis of 150 for one, while retaining the current authorized capital and par value, with appropriate adjustments in the stated capital accounts and capital surplus accounts; provided, however, that no stockholder currently owning 100 or more shares shall be reduced to less than 100 shares as a result of the reverse split and that no person owning less than 100 shares shall be affected by the reverse split; provided, further, however, that all fractional shares shall be rounded up to the nearest whole share;

               2. That the shares required for rounding to the nearest whole share be issued by the Company; and that shares required for rounding to 100 shares be provided from the holdings of one of the two consenting majority stockholders, David C. Merrell;

               3. Change the name of the Company to "First Target Acquisition, Inc."

          These resolutions were unanimously adopted by the sole member of the Board of Directors and two majority stockholders in accordance with Sections 78.315 and 78.320 , respectively, of the Nevada Revised Statutes (the "Nevada Act"). See the caption "Voting Securities and Principal Holders
Thereof."   These two persons collectively owned in excess of the required majority of the outstanding voting securities of the Company necessary for the adoption of these amendments.



       APPROXIMATE DATE OF MAILING _______________________

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          The resolutions adopted by these persons provide for the name
change and reverse split.   The name change and reverse split will become
effective on the opening of business on the twenty first day following the mailing of this Information Statement to the Company's stockholders; and that any executive officer, as required by the Nevada Law, is entitled to execute and file the Articles of Amendment with the Secretary of the State of the State of Nevada and such other agencies or entities as may be deemed required or necessary.

          These amendments are the only matters covered by this Information Statement.

           Section 78.390 of the Nevada Law provides that every amendment to the Articles of Incorporation of a corporation shall first be adopted by the resolution of the Board of Directors and then be subject to the approval of persons owning a majority of the securities entitled to vote on any such amendment. Sections 78.315 and 78.320, respectively provide that the Board of Directors, by unanimous written consent, and persons owning the required majority of voting securities necessary to adopt any action that would otherwise be required to be submitted to a meeting of stockholders, may adopt such action without a meeting by written consent. See the caption "Amendment to the Articles of Incorporation and Vote Required for Approval," herein.

          The director, executive officer and majority stockholders who adopted the resolution to amend the Articles of Incorporation to change the name of the Company and to effect the reverse split outlined above collectively own approximately 78% of the outstanding voting securities of the Company. See the caption "Voting Securities and Principal Holders Thereof," herein.


     INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

          No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the proposed amendments to change the name and effect the reverse split of the Company's outstanding voting securities or in any action covered by the related resolutions adopted by the sole member of the Board of Directors and the two majority stockholders, which is not shared by all other stockholders.

         VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Voting Securities

          The securities that would have been entitled to vote if a meeting was required to be held consist of shares of $0.001 par value common stock of the Company. Each share of common stock is entitled to one vote. The number of outstanding shares of common stock at the close of business on the date hereof, the record date for determining stockholders who would have been entitled to notice of and to vote on the amendments to the Company's Articles of Incorporation, was 50,000,000, held by approximately 354 stockholders.

Security Ownership of Principal Holders and Management

          To the knowledge of management and based upon a review of the stock ledger maintained by its transfer and registrar agent, the following table sets forth the beneficial ownership of persons who own more than five percent of the Company's common stock as of the date hereof, and the shareholdings of management, to-wit:

                             Positions                 Number and Percentage
Name and Address               Held                of Shares Beneficially
Owned

Charles Johnson               Sole Director,                  -0-
3255 South 8820 West          President and Secretary
Magna, Utah 84044

Chiricahua Company (1)        Stockholder              19,000,000 - 38.0%
9005 Cobble Canyon Ln.
Sandy, Utah  84093

Network Associates (2)        Stockholder              20,000,000 -  40.0%
P. O. Box 2004
Salt Lake City, Utah 84110

Don H. and Annabelle Savage   Stockholders              2,650,000 -   5.3%
11889 Hidden Valley Club Drive
Sandy, Utah 84092

     (1) This entity is solely owned and controlled by David C. Merrell, a person who may be deemed to be a promoter or founder of the Company; this stockholder is one of the consenting majority stockholders who has consented to these amendments.

     (2) This entity is solely owned and controlled by the family of Bruce H. Rogers, (Vince R. Rogers), a person who may be deemed to be an "affiliate" of the Company; Bruce H. Rogers was a director and executive officer until May 11, 1995; he died recently; this stockholder is one of the consenting majority stockholders who has consented to these amendments.

             AMENDMENT TO THE ARTICLES OF INCORPORATION
                  AND VOTE REQUIRED FOR APPROVAL

          The Company's sole business operations currently consist of seeking out and investigating the acquisition of property, assets or business. Currently, all authorized shares are issued and outstanding, and the reverse split would give the Company additional shares which could be issued in connection with any such transaction. The name change is being made to do away with "Cookie Cup," which management feels does not create a positive
image for the Company.   The Company is not currently engaged in any
negotiations respecting the acquisition of any property, assets or business.

           Section 78.590 of the Nevada Law provides that every amendment to the Articles of Incorporation of a corporation shall first be adopted by the resolution of the Board of Directors and then be subject to the approval of persons owning a majority of the securities entitled to vote on any such amendment. Sections 78.315 and 78.320, respectively provide that the Board of Directors, by unanimous written consent, and persons owning the required majority to adopt any action that would otherwise be required to be submitted to a meeting of stockholders, may adopt such action without a meeting by written consent.

            Resolutions to change the name of the Company and to effect the reverse split outlined above were unanimously adopted by the sole member of the Board of Directors and two majority stockholders, who own a majority of the outstanding voting securities of the Company, by written consent in accordance with Sections 78.315 and 78.320, respectively, of the Nevada Law. These persons collectively owned in excess of the required majority of the outstanding voting securities of the Company necessary for the adoption of the amendments. See the caption "Voting Securities and Principal Holders Thereof, herein.

          The effective date of the name change and reverse split will be
___________.

TWO MAJORITY STOCKHOLDERS OF THE COMPANY WHO HAVE CONSENTED TO THE CHANGE OF THE COMPANY'S NAME AND THE REVERSE SPLIT OWN SUFFICIENT VOTING SECURITIES OF THE COMPANY TO ADOPT THESE AMENDMENTS TO THE ARTICLES OF INCORPORATION OF THE COMPANY AND HAVE DONE SO, TO BE EFFECTIVE ON __________________; NO FURTHER CONSENTS, VOTES OR PROXIES ARE NEEDED, AND NONE ARE REQUESTED.

                   TRANSFER OF STOCK CERTIFICATES

          On or after ___________, stockholders may forward their stock certificates to Colonial Stock Transfer, 455 East 4th South, #100, Salt Lake City, Utah 84111, Telephone (801) 355-5740, together with $15 for each stock certificate requested to be issued or transferred for new stock certificates bearing the new name of the Company, reflecting the reverse split and its new Cusip Number. If stock certificates are being transferred into the same name, no signature is required; if being transferred to a new name, the stock certificate submitted must be signed and the signature must be guaranteed by a "Medallion Member" bank or broker dealer. A stock power similarly signed and guaranteed will also be acceptable.

                              BY ORDER OF THE BOARD OF DIRECTORS



__________, 1998              Charles Johnson
                              President and Sole Director